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                                                                     Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made and entered into as of the 6th day of October, 1995, is by and among Golden Ark, Inc., a Nevada corporation (hereinafter referred to as the "Company"), Long Distance Direct, Inc., a New York corporation (hereinafter referred to as "LDDI") and each of the holders of shares of Common Stock of LDDI listed on Exhibit A hereto (sometimes hereinafter collectively referred to as the "LDDI Stockholders").

                                    RECITALS

        WHEREAS, prior to the date hereof, LDDI has acted as the general partner of Long Distance Direct L.P. (the "Partnership"), a limited partnership formed under the laws of the State of New York;

        WHEREAS, on the date hereof, all of the limited partners of the Partnership transferred and assigned all of their respective interests in the Partnership to LDDI in exchange for shares of LDDI Common Stock (unless otherwise indicated, references hereinafter to LDDI include the Partnership).

        WHEREAS, the LDDI Stockholders own a total of 3,293,334 shares of LDDI Common Stock (the "LDDI Shares") which constitutes all of the issued and outstanding Common Stock of LDDI; and

        WHEREAS, the Company desires to acquire all of the LDDI Shares and the LDDI Stockholders desire to exchange all of the LDDI Shares for shares of Common Stock of the Company in a transaction intended to qualify under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

        1.      EXCHANGE OF THE SHARES AND CONSIDERATION

                1.1 Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the "Closing"), each of the LDDI Stockholders shall sell, assign, transfer and deliver to the Company all of the LDDI Shares which each of them respectively own.
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                1.2 Consideration. Subject to the terms and conditions of this
Agreement and in consideration of the sale, assignment, transfer and delivery of the LDDI Shares to the Company, at the Closing the Company shall issue and deliver to the LDDI Stockholders a total of Three Million (3,000,000) shares of Common Stock of the Company (hereinafter referred to as the "Company Shares"), each LDDI Stockholder to receive as full consideration for the LDDI Shares held by such LDDI Stockholder the number of Company shares set forth opposite each such LDDI Stockholder's name on Exhibit C attached hereto.

        2.      THE CLOSING

                2.1 Time and Place. The closing of the transactions contemplated by this Agreement shall be held at the offices of Day & Campbell, 3070 Bristol Street, Suite 650, Costa Mesa, California 92626, at 10:00 a.m. on the date first above written, or at such other time and place as the parties may agree upon in writing (the "Closing").

                2.2 Deliveries by the LDDI Stockholders. At the Closing, each LDDI Stockholder shall deliver to the Company the following: (a) stock certificates representing the number of LDDI Shares set forth opposite the name of such LDDI Stockholder on Exhibit A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of LDDI, and (b) an investment letter in the form attached hereto as Exhibit B executed by such LDDI Stockholder.

                2.3 Deliveries by LDDI. At the Closing, in addition to the documents referred to in Section 9.1 hereof, LDDI shall deliver to the Company the following: (a) certified resolutions of the LDDI Board of Directors authorizing the execution and delivery of this Agreement and the performance by LDDI of its obligations hereunder, and (b) a certificate of good standing of LDDI from the Secretary of State of New York dated as of the most recent practicable date.

                2.4 Deliveries by the Company. At the Closing, in addition to the documents referred to in Section 9.2 hereof, the Company shall deliver to the LDDI Stockholders the following: (a) a stock certificate issued in the name of each LDDI Stockholder representing the number of Company Shares each such LDDI Stockholder is entitled to receive; (b) certified resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder; (c) a certificate of good standing of the Company from the Secretary of State of Nevada dated as of the most recent practicable date; (d) the written resignation of all of the officers and directors of the Company effective as of the date of Closing; and (e) the Company's minute book, corporate seal and copies of all corporate and financial books and records.

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        3.      INDIVIDUAL REPRESENTATIONS AND WARRANTIES BY THE LDDI
                STOCKHOLDERS

                Each of the LDDI Stockholders, severally but not jointly, represents and warrants to the Company as follows:

                3.1 Title. Such LDDI Stockholder owns the number of LDDI Shares set forth opposite such LDDI Stockholder's name on Exhibit A hereto, and shall transfer to the Company at the Closing good and valid title to the LDDI Shares, free and clear of all liens, claims, options, charges, and encumbrances of every kind, character or description.

                3.2 Authority. Such LDDI Stockholder has full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on such LDDI Stockholder and enforceable in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such LDDI Stockholder is a party or by which such LDDI Stockholder or such LDDI Stockholder's property is bound, or to such LDDI Stockholder's knowledge any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such LDDI Stockholder or any of such LDDI Stockholder's property.

                3.3 Investment Representation. Such LDDI Stockholder intends to acquire the Company Shares for investment and not with a view to the public distribution or resale thereof, and such LDDI Stockholder shall confirm such intention to the Company by delivering to the Company at the Closing an investment letter in the form attached as Exhibit B hereto. Such LDDI Stockholder agrees that the Company may endorse on any stock certificate for the Company Shares to be delivered pursuant to this Agreement an appropriate legend referring to the provisions of the investment letter attached as Exhibit B hereto, and that the Company may instruct its transfer agent not to transfer any Company Shares unless advised by the Company that such provisions have been complied with.

        4.      REPRESENTATIONS AND WARRANTIES OF LDDI

                LDDI represents and warrants to the Company as follows:

                4.1 Authority. LDDI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of LDDI This Agreement has been duly executed and delivered by LDDI and constitutes the valid and binding obligation of LDDI, enforceable in accordance with its terms.

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                4.2 Organization.

                    (a) LDDI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. LDDI has the corporate power and authority to carry on its business as presently conducted, possesses all licenses, franchises, rights and privileges material to the conduct of its business, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business or financial condition.

                    (b) The copies of the Articles of Incorporation and all amendments thereto of LDDI, as certified by the Secretary of State of New York, and the Bylaws and all amendments thereto, as certified by the Secretary of LDDI, which have heretofore been delivered to the Company, are complete and correct copies of the Articles of Incorporation and Bylaws of LDDI as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of LDDI are contained in the minute book of LDDI heretofore delivered to the Company for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to the Company that have not also been delivered to the Company.

                4.3 Capitalization.

                    (a) The authorized capital stock of LDDI consists of 20,000,000 shares of Common Stock, $.01 par value, of which 3,293,334 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Common Stock of LDDI were issued in compliance with applicable state and Federal securities laws, are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights created by statute, LDDI's Articles of Incorporation or Bylaws or any agreement to which LDDI is a party or is bound.

                    (b) There are no options, warrants, calls, rights, commitments or agreements of any character to which LDDI is a party or by which it is bound obligating LDDI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of LDDI or obligating LDDI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                4.4 Acquisition of Partnership. LDDI has entered into an agreement (the "Partnership Acquisition Agreement") with all of the limited partners (the "Limited Partners") of Long Distance Direct L.P., a limited partnership formed under the laws of the State of New York (the "Partnership"), a fully executed copy of which has been delivered to the Company, pursuant to which the Limited Partners transferred and assigned all of their respective interests in the Partnership to LDDI in exchange for shares of LDDI Common Stock.

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                4.5 Financial Statements. LDDI has delivered to the Company copies of its audited combined balance sheets for the fiscal years ended December 31, 1993 and 1994 and the related combined statements of operations, stockholders' equity and cash flows for the periods then ended together with appropriate notes to such financial statements, and copies of its unaudited combined balance sheet as of March 31, 1995 and the related combined statement of operations, stockholders' equity and cash flows for the three month period then ended (the "LDDI Combined Financial Statements"), copies of which are attached hereto as Schedule 4.5. The LDDI Combined Financial Statements consist of the accounts of the Company and the Partnership. All significant intercompany balances and transactions have been eliminated. The LDDI Combined Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly the financial condition of LDDI and the results of its operations as of the dates and for the periods indicated thereon, subject in the case of the unaudited portion of the LDDI Combined Financial Statements to normal year-end audit adjustments, which will not be material, and the absence of certain footnote disclosures.

                4.6 Absence of Undisclosed Liabilities. At the date of the most recent balance sheet of LDDI included in the LDDI Combined Financial Statements and as of the Closing Date, LDDI had and will have no liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due, or to become due, other than liabilities or obligations individually or in the aggregate less than $5,000, that is not reflected or reserved against in the most recent balance sheet of LDDI or the accompanying notes thereto included in the LDDI Combined Financial Statements, or set forth in Schedule 4.6 hereto, except for those that may have been incurred after the date of such balance sheet and those that are not required by generally accepted accounting principles to be included in such balance sheet or the accompanying notes thereto. All liabilities and obligations incurred after the date of such balance sheet were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

                4.7 Business Changes. Since the date of the most recent balance sheet of LDDI included in the LDDI Combined Financial Statements, except as otherwise contemplated by this Agreement or set forth on Schedule 4.7 hereto, LDDI has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing, there have been no changes in the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of LDDI which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of LDDI

                4.8 Properties. The most recent LDDI combined balance sheet included in the LDDI Combined Financial Statements reflects all of the real and personal property used by LDDI in its business or otherwise held by LDDI except for (i) property acquired or disposed of in the ordinary and usual course of the business of LDDI since the date of the most recent LDDI combined balance sheet included in the LDDI Combined Financial Statements, and (ii) property

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not required under generally accepted accounting principles to be reflected thereon. Except as set forth on Schedule 4.8 attached hereto, LDDI has good and marketable title to all assets and properties listed on the most recent LDDI combined balance sheet included in the LDDI Combined Financial Statements and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. All of the fixed assets and properties listed on the most recent LDDI combined balance sheet included in the LDDI Combined Financial Statements or thereafter acquired are in satisfactory condition and repair for the requirements of the business as presently conducted by LDDI.

                4.9 Taxes. Except as described on Schedule 4.9 hereto, within the times and in the manner prescribed by law, LDDI has filed all federal, state, and local tax returns and reports required by law and has paid in full all taxes, assessments, known penalties and interest (all such items are collectively referred to as "Taxes") due to, or claimed to be due by, any governmental authority. The most recent combined balance sheet of LDDI included in the LDDI Combined Financial Statements fully accrues all current and deferred Taxes. Except as described on Schedule 4.9 hereto, LDDI is not a party to any pending action or proceeding, nor, to the actual knowledge of LDDI, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes, and there are no liens for Taxes except for liens for property taxes not yet delinquent.

                4.10 Litigation. Except as described on Schedule 4.10 hereto, there is no claim, action, suit or proceeding, at law or in equity, pending against LDDI, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not been made on LDDI), and, to the knowledge of LDDI, none have been threatened. LDDI is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

                4.11 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of LDDI, any agreement, contract, lease, license or instrument to which LDDI is a party or by which it or any of its properties or assets are bound, or any judgment, decree, order, or writ by which LDDI is bound or to which it or any of its properties or assets are subject.

                4.12 Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to LDDI in connection with the execution and delivery of this Agreement or the consummation by LDDI of the transactions contemplated herein.

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                4.13 Brokers or Finders. LDDI has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. LDDI has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

                4.14 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to the Company pursuant to this Agreement, if requested by the Company, have been furnished to the Company. All such documents furnished to the Company are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed to the Company.

                4.15 Full Disclosure. Any information furnished to the Company by or on behalf of LDDI in writing pursuant to this Agreement at any time prior to the Closing, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                4.16 LDDI Schedules. The Schedules attached hereto by LDDI pursuant to Article 4 of this Agreement are sometimes hereinafter referred to as the LDDI Schedules.

        5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company represents and warrants to LDDI and the LDDI Stockholders as follows:

                5.1 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

                5.2 Organization.

                    (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business or financial condition.

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                    (b) The copies of the Articles of Incorporation and all
amendments thereto of the Company, as certified by the Secretary of State of Nevada, and the Bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which have heretofore been delivered to LDDI and made available to the LDDI Stockholders, are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company heretofore delivered to LDDI and made available to the LDDI Stockholders, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to LDDI that have not also been delivered to LDDI and made available to the LDDI Stockholders.

                5.3 Capitalization.

                    (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, of which 400,000 shares (plus up to an additional 50 shares to be issued by the Company in connection with rounding up fractional shares resulting from a recent 1.4700477 for one stock split) are issued and outstanding. All of the issued and outstanding shares of Common Stock of the Company were issued in compliance with applicable state and Federal securities laws, are duly authorized, validly issued, fully paid and non-assessable, and are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or is bound.

                    (b) There are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                5.4 Equity Investments. Company does not own any equity interest in any corporation, partnership, or other form of business entity.

                5.5 Financial Statements. Company has delivered to LDDI and made available to the LDDI Stockholders copies of its audited balance sheets for the years ended December 31, 1993 and 1994 and the related statements of operations, stockholders' equity and cash flows for the periods then ended together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of June 30, 1995 and the related statement of operations, stockholders' equity and cash flows for the six month period then ended (the "Company Financial Statements"), a copy of which is attached hereto as Schedule 5.5. The Company Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly the financial condition of the Company and the results of operations as of the dates and for the periods indicated therein, subject

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in the case of the unaudited portion of the Company Financial Statements to normal year-end audit adjustments, which will not be material, and the absence of certain footnote disclosures.

                5.6 Absence of Undisclosed Liabilities. At the date of the most recent balance sheet of the Company included in the Company Financial Statements and as of the Closing Date, the Company had and will have no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the most recent balance sheet of the Company included in the Company Financial Statements, or set forth in Schedule 5.6 hereto, except for those that are not required by generally accepted accounting principles to be included in such balance sheet or the accompanying notes thereto and except for fees (including legal and accounting fees), costs and expenses incurred in connection with the activities and transactions contemplated by this Agreement.

                5.7 Business Changes. The Company has not been actively engaged in business or any activities other than seeking to acquire an operating business since 1991.

                5.8 Taxes. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, penalties and interest (all such items are collectively referred to as "Taxes") due to, or claimed to be due by, any governmental authority. The most recent balance sheet of the Company included in the Company Financial Statements fully accrues all current and deferred Taxes.

                5.9 Litigation. There is no claim, action, suit or proceeding, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not been made on the Company), and, to the actual knowledge of the Company, none have been threatened. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

                5.10 Contracts and Undertakings. The Company is not a party to or bound by nor are any of its properties and assets subject to any contract, instrument, lease, license, agreement, commitment or undertaking.

                5.11 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of the Company, any agreement, contract, lease, license, or instrument to which the Company is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which the Company is bound or to which it or any of its assets are subject.

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                5.12 Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated herein, except for (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state law and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Company.

                5.13 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

                5.14 Compliance with Securities Laws.

                     (a) The Company has delivered to LDDI and the LDDI Stockholders, true and complete copies of the Company's Registration Statement on Form S-18, Registration No. 33-26019-LA, (the "Registration Statement") which was declared effective by the Securities and Exchange Commission ("SEC") on February 14, 1991.

                     (b) The Company has delivered to LDDI and the LDDI Stockholders true and complete copies, including exhibits and, as applicable, amendments thereto, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since December 31, 1994. All reports required to be filed by the Company with the Securities and Exchange Commission (collectively, the "Reports") have been properly filed and comply in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to such Reports. The Reports and the Registration Statement do not contain any untrue statements of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

                     (c) No formal or informal investigation or examination by the Securities and Exchange Commission ("SEC") or by the securities administrator of any state is pending or, to the knowledge of the Company, threatened against the Company, any officer or director of the Company or any of the Company's stockholders.

                     (d) Neither the Company nor any of its officers, directors, promoters or beneficial owners of more than 10% of its Common Stock have been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the SEC.

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                     (e) Neither the Company nor any of its officers, directors, promoters or beneficial owners of more than 10% of its Common Stock are subject to any order, judgement or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the SEC.

                     (f) All of the outstanding securities of the Company, including, without limitation, the securities issued pursuant to the Registration Statement, have been issued in compliance with all applicable Federal and state securities laws.

                     (g) No individual, corporation, partnership, joint venture or other business enterprise or entity has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 relating to any securities of the Company or any rights to participate in any such registration statement.

                5.15 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to LDDI and made available to the LDDI Stockholders pursuant to this Agreement, if requested by LDDI or the LDDI Stockholders, have been furnished to LDDI and made available to the LDDI Stockholders. All such documents furnished to LDDI and made available to the LDDI Stockholders are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed to LDDI and made available to the LDDI Stockholders.

                5.16 Full Disclosure. Any information furnished by or on behalf of the Company in writing pursuant to this Agreement, at any time prior to the Closing does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                5.17 Company Schedules. The Schedules attached hereto by the Company pursuant to Article 5 of this Agreement are sometimes hereinafter referred to as the Company Schedules.

        6.      COVENANTS RELATING TO CONDUCT OF BUSINESS OF LDDI

                During the period from the date of this Agreement and continuing until the Closing, LDDI and the LDDI Stockholders agree (except as expressly contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing) that:

                6.1 Ordinary Course. LDDI shall carry on its business in the usual and ordinary course, in substantially the same manner as heretofore conducted and, to the extent consistent with

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such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationship with customers, providers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Closing.

                6.2 Dividends; Changes in Stock. LDDI shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of LDDI, or (iii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

                6.3 Issuance of Securities. LDDI shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                6.4 Governing Documents. LDDI shall not amend its Articles of Incorporation or Bylaws.

        7.      COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE COMPANY

                During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that LDDI and the LDDI Stockholders shall otherwise consent in writing) that:

                7.1 Ordinary Course. The Company shall carry on its business in the usual and ordinary course in substantially the same manner as heretofore conducted.

                7.2 Dividends; Changes in Stock. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or (iii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

                7.3 Governing Documents. The Company shall not amend its Articles of Incorporation or Bylaws.

        8.      ADDITIONAL AGREEMENTS

                8.1  Access to Information.

                     (a) LDDI and the LDDI Stockholders shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning LDDI, as the Company may reasonably request, provided that LDDI and the LDDI Stockholders shall not be required to disclose any information which either of them is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from LDDI and the LDDI Stockholders, and any copies made of such documents, extracts and copies thereof.

                     (b) The Company shall afford to LDDI and the LDDI Stockholders and shall cause its independent accountants to afford to LDDI and the LDDI Stockholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to LDDI and the LDDI Stockholders such information concerning the Company as LDDI and the LDDI Stockholders may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential. LDDI and the LDDI Stockholders will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and LDDI and the LDDI Stockholders will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason LDDI and the LDDI Stockholders shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

                8.2 Communications. Between the date hereof and the Closing Date, neither LDDI nor the Company will, without the prior written approval of the other party, furnish any communication to its shareholders or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

                8.3 Blue Sky Laws. The Company shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the issuance of the Company Shares to the LDDI Stockholders pursuant to this Agreement. LDDI shall use its best efforts to assist the Company as may be necessary to comply with such laws.

                8.4 Update to Disclosures. Without limiting the Company's right to rely on the representations and warranties as of the date of this Agreement, LDDI shall provide the Company with updates to the disclosures provided or made available to the Company as to material facts which arise between the date of this Agreement and the Closing and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in
Article 4 true and correct as of the date of this Agreement.

                8.5 Securities Law Matters. The Company Shares issued to the LDDI Stockholders shall be issued without registration under the Securities Act of 1933, as amended, (the "Act"), in reliance upon certain exemptions from the registration requirements of the Act, including Regulation D adopted thereunder. Accordingly, the Company Shares may not be resold by the holders thereof without registration under the Act unless a further exemption from the registration requirements of the Act is available for such resale. All certificates representing the Company Shares shall bear the following legend or a legend of similar import:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

        9.      CONDITIONS PRECEDENT

                9.1 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing of the following conditions, unless waived by the Company:

                    (a) Representations and Warranties of the LDDI Stockholders. The representations and warranties of the LDDI Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing.

                    (b) Representations and Warranties of LDDI. The representations and warranties of LDDI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing, and the Company shall have received a certificate or certificates to such effect signed by the chief executive officer and chief financial officer of LDDI

                    (c) Acquisition of Interests in the Partnership. LDDI shall have acquired all of the Limited Partners' interests in the Partnership from the Limited Partners in accordance with the terms of the Partnership Acquisition Agreement, and such Partnership Acquisition Agreement shall not have been rescinded, terminated or amended in any manner prior to the Closing.

                    (d) Additional Closing Documents. The Company shall have received the following documents and instruments:

                        (1) Certified resolutions of the LDDI Board of Directors authorizing the execution and delivery of this Agreement and the performance by LDDI of its obligations hereunder;

                        (2) A certificate of good standing of LDDI from the Secretary of State of New York dated as of the most recent practicable date;

                        (3) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

                9.2 Conditions to Obligations of LDDI and the LDDI Stockholders. The obligations of LDDI and the LDDI Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing of the following conditions unless waived by LDDI and the LDDI
Stockholders:

                    (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing, and LDDI and the LDDI Stockholders shall have received a certificate signed by the chief executive officer of the Company to such effect.

                    (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing, and LDDI and the LDDI Stockholders shall have received a certificate signed by the chief executive officer of the Company to such effect.

                    (c) No Material Adverse Change. Since the date of the most recent balance sheet included in the Company Financial Statements, except as expressly contemplated by this Agreement and except for fees (including legal and accounting fees), costs and expenses paid or incurred by the Company in connection with the activities and transactions contemplated by this Agreement, there shall have been no changes in the condition (financial or otherwise), business, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of the Company.

                    (d) Resignations. The Company shall have received and accepted the written resignations of all of the Company's officers and directors as of the Closing, and shall have delivered such resignations to LDDI.

                    (e) Election of Directors and Officers. The Board of Directors of the Company shall have elected the following persons to serve as directors and officers of the Company effective as of the date of Closing:

        Name                     Position

        Steven Lampert           Director and President
        Michael Preston          Director, Vice President and Chief
                                  Financial Officer

                9.3 Additional Closing Documents. LDDI and the LDDI Stockholders shall have received the following documents and instruments:

                    (1) Certified resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder;

                    (2) A certificate of good standing of the Company from the Secretary of State of Nevada dated as of the most recent practicable date;

                    (3) A list of the Company's stockholders as of a date within ten (10) days prior to the Closing certified by the Company's stock transfer agent;

                    (4) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by LDDI and the LDDI Stockholders.

        10.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

                10.1 Survival of Representations and Warranties. The respective representations and warranties of the parties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before this anniversary date. The limitation period for the survival of the representations and warranties of the parties contained herein shall not apply to any fraudulent breach, representation or warranty or to any breach or inaccuracy in any representation or warranty known to such party on or before the date of Closing.

                10.2 Indemnification.

                     (a) LDDI and the LDDI Stockholders agree to indemnify and hold the Company and its officers, directors, stockholders, agents and affiliates harmless from and against all damages, claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of (1) any breach or violation of this Agreement by LDDI or the LDDI Stockholders; or (2) any breach of any of the representations, warranties or covenants made in this Agreement by LDDI or the LDDI Stockholders; or (3) any inaccuracy or misrepresentation in the LDDI Schedules attached hereto or in any certificate, document or instrument delivered in accordance with the terms of this Agreement by LDDI or the LDDI Stockholders.

                     (b) The Company agrees to indemnify and hold LDDI and the LDDI Stockholders and their respective officers, directors, stockholders, agents and affiliates harmless from and against all damages, claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of (1) any breach or violation of this Agreement by the Company; or (2) any breach of any of the representations, warranties or covenants made in this Agreement by the Company; or (3) any inaccuracy or misrepresentation in the Company Schedules attached hereto or in any certificate, document or instrument delivered in accordance with the terms of this Agreement by the Company.

                     (c) The obligations to indemnify and hold harmless pursuant to this Section 10.2 shall survive the Closing for a period of one (1) year after the date of Closing.

        11.     OBLIGATIONS OF THE COMPANY AFTER THE CLOSING

                11.1 SEC Filing. The Company shall file a Form 8-K which contains the financial and other information required by Form 8-K with the SEC within the time periods specified in Form 8-K.

        12.     PAYMENT OF EXPENSES

                The Company, LDDI and the LDDI Stockholders shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal and accounting fees).

        13.     TERMINATION

                13.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                     (a) by mutual written consent of the Company, LDDI and the LDDI Stockholders;

                     (b) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by LDDI or the LDDI Stockholders;

                     (c) by LDDI and the LDDI Stockholders if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company.

                13.2 Effect of Termination. Termination of this Agreement in accordance with Section 13.1 may be effected by written notice from either the Company or LDDI and the LDDI Stockholders, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

        14.     MISCELLANEOUS

                14.1 Tax Treatment. The transaction contemplated herein is intended to qualify as a so-called "tax-free" reorganization under the provisions of Section 368 of the Internal Revenue Code. LDDI, the LDDI Stockholders and the Company acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that no party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

                14.2 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                14.3 Payment of Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                14.4 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

                14.5 Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

                14.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                14.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                14.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                14.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                14.10 Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to LDDI or the LDDI Stockholders:     At the addresses set forth below their
                                         names on the signature page of this
                                         Agreement or on Exhibit A hereto

If to Company:                           At the address set forth below its name
                                         on the signature page of this Agreement

        15.     APPOINTMENT OF AGENT

                The LDDI Stockholders hereby irrevocably constitute and appoint Michael Preston as their true and lawful attorney (the "Agent") with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive certificates representing the Company Shares on behalf of each of the LDDI Stockholders, to deliver to the Company the certificates representing the LDDI Shares, to waive performance of any of the obligations of the Company or waive compliance by the Company with any of its covenants hereunder, to deliver investment letters of the LDDI Stockholders referred to in Section 3.3 hereof, and to amend or terminate this Agreement as herein provided. Any such action taken by the Agent on behalf of a LDDI Stockholder shall be binding upon such LDDI Stockholder. The Company shall not have any responsibility to the LDDI Stockholders or any of them for the distribution by the Agent of the certificates representing the Company Shares to be delivered to the LDDI Stockholders, nor shall the Company be liable in any manner whatsoever to the LDDI Stockholders or any of them by or on account of any act or omission of the Agent.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                         GOLDEN ARK, INC.,
                                         a Nevada corporation

                                         By: /s/
                                             ----------------------------------
                                             It: President
                                                 ------------------------------

                                             Address:

                                         LONG DISTANCE DIRECT, INC.,
                                         a New York Corporation


                                         By:
                                            -----------------------------------
                                                  Its:  Vice President
                                                        -----------------------

                                                  Address:  1 Blue Hill Plaza
                                                            Pearl River
                                                            NY  10965

           (Signatures of LDDI stockholders commences on the next page)

                                 LDDI STOCKHOLDERS
                                  SIGNATURE PAGE




/s/
---------------------------------------------------------------------

/s/ Michael Preston
---------------------------------------------------------------------

/s/ Business Systems Consultants by Michael Preston, Attorney in Fact
---------------------------------------------------------------------

/s/ Wardley Securities S.A. by Michael Preston, Attorney in Fact
---------------------------------------------------------------------

/s/ Alan Wheatley by Michael Preston, Attorney in Fact
---------------------------------------------------------------------

/s/ Charles Wilkinson by Michael Preston, Attorney in Fact
---------------------------------------------------------------------

/s/ Wingmead Securities Limited by Michael Preston, Attorney in Fact
---------------------------------------------------------------------



        *Michael Preston, by signing his name hereto, does sign this Agreement and Plan of Reorganization among Golden Ark, Inc., Long Distance Direct, Inc., and the stockholders of Long Distance Direct, Inc. on behalf of each of the indicated persons on October 6, 1995, pursuant to a power of attorney duly executed by such person.

/s/                                                             October 6, 1995
-----------------------------------

        NAME AND ADDRESS OF                                     NUMBER OF LDDI
        LDDI STOCKHOLDERS                                       SHARES OWNED
        -----------------                                       ------------
        Michael David Preston                                     1,194,865
        8 Oak Hill Park Mews
        London NW3 7LH

        Steven Lampert                                            1,194,865
        9 Lansdale Road
        New City, New York 10956

        Jerry Lott                                                  162,567
        23 Cranford Drive, New City, New York 10956

        Business Systems Consultants Ltd.                           487,700
        16 New Street, St. Peter Port,
        Guernsey, Channel Islands

        Wardley Securities S.A.                                     162,567
        16 Bd des Tranchees, Case Postale 345,
        1211 Geneve 12, Switzerland

        Alan Wheatley                                                32,513
        Highcroft, 79 Kippington Road,
        Sevenoaks, Kent TN13 2LN

        Charles Wilkinson                                            16,257
        22 Lower Common South, Putney,
        London SW15 1 BP

        Wingmead Securities Limited                                  42,000
        18 Allandale Avenue,
        London N3 3PJ

                                                                 ----------

        TOTAL                                                     3,293,334




                                  SCHEDULE A

NAME AND ADDRESS OF                                  NUMBER OF COMPANY
LDDI STOCKHOLDERS                                    SHARES TO BE ISSUED
-----------------                                    -------------------
Michael David Preston                                     1,087,065
8 Oak Hili Park Mews
London NW3 7LH

Steven Lampert                                            1,087,065
9 Lansdale Road
New City, New York 10956

Jerry Lott                                                  147,900
23 Cranford Drive, New City, New York 10956

Business Systems Consultants Ltd.                           443,700
16 New Street, St. Peter Port,
Guernsey, Channel Islands

Wardley Securities S.A.                                     147,900
16 Bd des Tranchees, Case Postale 345,
1211 Geneve 12, Switzerland

Alan Wheatley                                                29,580
Highcroft, 79 Kippington Road,
Sevenoaks, Kent TN13 2LN

Charles Wilkinson                                            14,790
22 Lower Common South, Putney,
London SW15 1 BP

Wingmead Securities Limited                                  42,000
18 Allandale Avenue,
London N3 3PJ
                                                         ----------

TOTAL                                                     3,000,000



                                 EXHIBIT C